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                                                                      Exhibit 16


                      Independent Accountant's 8-K Letter


September 23, 1997

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Ladies and Gentlemen:

                             Solo Serve Corporation

We have read Item 4 of Solo Serve Corporation's Form 8-K dated September 18, 1997 and are in agreement with the statements contained in paragraph 4(a) therein.

Yours very truly,

Price Waterhouse LLP






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